EXHIBIT 10.1


                            CLIENT SERVICE AGREEMENT

This Agreement is made and entered into this 4th day of September, 1996 between Great Deals, Inc., located at 80 Cutter Mill Road, Great Neck, NY 11021, hereinafter referred to as "Great Deals", and Electronics Communications Corp., located at 10 Plog Road, Fairfield, NJ 07004, hereinafter referred to as "ECC."

WITNESSETH:

Whereas, Great Deals is a public relations firm specializing in the dissemination of information about publicly traded companies, and

Whereas, ECC is publicly held with its common stock trading on one or more stock exchanges including The NASDAQ Stock Market, and

Whereas, ECC desires to publicize itself with the intention of making its name and business better known throughout the brokerage community and among investors, and

Whereas Great Deals is willing to accept ECC as a client,

NOW THEREFORE, in consideration of the mutual covenants herein contained, it is agreed:

     1. ENGAGEMENT: ECC hereby engages Great Deals to publicize ECC to brokers, prospective investors and shareholders, and subject to further provisions of this Agreement. Great Deals hereby accepts ECC as a client and agrees to publicize it as described in Section 2 of this Agreement, but subject to the further provisions of this Agreement.

     2. MARKETING PROGRAM: Consists of the following components:

     (A) Great Deals will review and analyze all aspects of ECC's goals and make recommendations on feasibility and achievment of desired goals.

     (B) Great Deals will review all of the general information and recent filings from ECC and produce at least 80,000 copies of a valid, professionally written, Independent Analysts Research Report describing ECC's business. The research Report will be prepared in brokerage style format and will be utilized by Great Deals in educating the brokerage community regarding ECC's story and business opportunity.

     (C) Great Deals will provide through their network, firms and brokers interested in participating with Great Deals in promoting ECC and schedule and conduct the necessary due diligence and obtain the required approvals necessary for those firms to participate. Great Deals will also interview and make determinations on any firms or brokers referred by ECC with regard to their participation.

     (D) Great Deals will schedule at least two (2) broker dealer conferences per month over the next year, commencing from the date of this Agreement. These conferences, the expenses for which ECC shall alone be responsible, are itended to tell ECC's story to the investment community and expose ECC to as many brokers, dealers, and potential market makers as possible. Great Deals will prepare all necessary documents, handouts, or other such printed matter as may be required to properly conduct such meetings. ECC agrees to produce and make available to Great Deals copies of a audio, vidio, or slide presentation suitable for investment professionals.

     (E) Great Deals will use its best efforts to obtain for ECC significant exposure on national financial radio programming, in independent financial newsletters, and through on-line facsimile internet and other broadcast media services.

     (F) Great Deals will bring in at least two (2) market makers that will actively make a market in ECC's stock.

     (G) Great Deals will undertake special projects related to promoting ECC's business planning and will assist in the preperation of business plans and financial models and projections over the next two (2) years, commencing from the date of this Agreement.

     3. TIME OF PERFORMANCE: Services to be performed under this Agreement shall commence upon execution of this Agreement and shall continue until completion, which is expected to occur within twenty-four (24) months. Upon completion this Agreement shall automatically renew for an additional 1 year term, pending agreement of mutually acceptable terms between Great Deals and ECC.

     4. COMPENSATION AND EXPENSES: In consideration of the services to be performed by Great Deals, ECC agrees to pay compensation to Great Deals an amount equal to the greater of $752,000 or 2,300,000 shares of ECC's common stock which shall be payable in freely traded shares of ECC which are to be issued in the following manner:

                     Hector Montes  1,150,000 shares
                     Jose Rosado    1,150,000 shares

Great Deals shall pay and be responsible for all expenses it incurs except for expenses specifically related to broker or investment conferences and meetings, printing of business plans and financial models, slide, video, audio production costs, or expenses related to special projects.

     5. GUARANTY: In consideration of the payment of $752,000/2,300,000 shares from ECC to Great Deals, Great Deals hereby guarantees that through Great Deals' promotional efforts it will bring in at least four (4) new market makers to support the Company's common stock. If Great Deal's does not meet this commitment, it will repay either $752,000 or 2,300,000 shares of common stock to ECC.

     6. REPRESENTATIONS AND WARRANTIES OF ECC: ECC represents and warrants to Great Deals, each representation and warranty being deemed to be material that:

     (A) ECC will cooperate fully and timely with Great Deals to enable Great Deals to perform its obligation under this Agreement.

     (B) The execution and performance of this Agreement by ECC has been duly authorized by the Board of Directors of ECC in accordance with applicable law.

     (C) The performance of ECC under this Agreement will not violate any applicable court decree, law, or regulation, nor will it violate any provisions of the organizational documents of ECC or any contractual obligations by which ECC may be bound.

     (D) ECC will promptly deliver to Great Deals a list of brokers and market makers of ECC's securities which have been following ECC.

7. EARLY TERMINATION: If ECC fails to fulfill its obligations as described herein, or fails to make timely payment of the compensation set forth herein, Great Deals shall have the right to terminate this Agreement and any further performance by Great Deals under this Agreement shall no longer be required.

8. LIMITATION OF LIABILITY: If Great Deals fails to perform its services hereunder, its entire liability to ECC shall not exceed the lessor of (a) the amount of cash/securities compensation has received from ECC under the terms of this Agreement or (b) the actual damage to ECC as a result of such non-performance. IN NO EVENT WILL ECC BE LIABLE FOR ANY INDIRECT SPECIAL OR CONSEQUENTIAL DAMAGES NOR FOR ANY CLAIM AGAINST ECC BY ANY PERSON OR ENTITY ARISING FROM OR IN ANY WAY RELATED TO THIS AGREEMENT.

9. OWNERSHIP OF MATERIALS: All right, title, and interest in and to material to be produced by Great Deals in connection with the contract and other services to be rendered under this Agreement shall become the sole property of ECC. Great Deals shall be entitled to at least one (1) copy of the materials it produces for ECC.

10. CONFIDENTIALITY: Until such time as the same may become publicly known, Great Deals agrees that any and all information transmitted to it from ECC are to be considered confidential and Great Deals agrees to hold all information confidential and not to disclose such information to any person, company or entity without the prior written approval of ECC, except as may be reasonably required in the performance of Great Deals obligations as described herein. Upon completion of its duties as described herein, Great Deals agrees to return all materials furnished to it by ECC to ECC.

11. NOTICES: All notices hereunder shall be in writing and addressed to the party at the address herein set forth, or at such other address as to which notice pursuant to this section may be given and shall be delivered by personal delivery, certified mail, express mail, or by national overnight courier service. Notices will be deemed given upon the earlier of actual receipt or three (3) business days after being mailed or delivered to such courier service.

Notice shall be addressed to Great Deals at:

     Great Deals, Inc.
     60 Cutter Mill Road
     Great Neck, NY 11021
     Attention: John Lamendola, Esq.
                Hector Montes
                Jose Rosado

and to ECC at:

     Electronics Communications Corp.
     10 Plog Road
     Fairfield, NJ 07004
     Attention: Brenda Taylor

Any notices to be given hereunder will be effective if executed and sent by the attorneys for the parties giving such notice, and in connection therewith the parties and under their respective counsel agree that in giving such notice such counsel may communicate directly in writing with such parties to the extent necessary to give such notice.

12. SEPARABILITY: If one or more of the provisions of this Agreement shall be held invalid, illegal, or unenforceable, and provided that such provision is not essential to the transaction provided for by this Agreement, shall not affect any other provision hereof, and the Agreement shall be construed as if such provision had never been contained herein.

13. ARBITRATION: Any controversy or claim arising out of or relating to the Agent Agreement, or the breach thereof, shall be setteled by arbitration in accordance with the commercial arbitration rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

14. MISCELLANEOUS:

     (A) EFFECTIVE DATE OF REPRESENTATIONS: Shall be no later than the date Great Deals is prepared to commence its promotional activities pursuant to the contract.

     (B) GOVERNING LAW: This Agreement shall be governed by and interpreted under the laws of the State of New Jersey where ECC has been conducting its business and this Agreement has been accepted by Great Deals.

     (C) CURRENCY: In all instances, references to dollars shall be deemed to be United States Dollars.

     (D) MULTIPLE COUNTERPARTS: This Agreement may be executed in multiple counterparts, each of which shall be deemed an original.


CONFIRMED AND AGREED ON THE 4TH DAY OF SEPTEMBER, 1996

ELECTRONICS COMMUNICATIONS CORP.


By:/s/ Les Winder
   --------------------------------------
   Les Winder, Executive Vice President


CONFIRMED AND AGREED ON THE 4TH DAY OF SEPTEMBER, 1996

GREAT DEALS, INC.


By:___________________________
   John Lamendola

Any notices to be given hereunder will be effective if executed and sent by the attorneys for the parties giving such notice, and in connection therewith the parties and under their respective counsel agree that in giving such notice such counsel may communicate directly in writing with such parties to the extent necessary to give such notice.

12. SEPARABILITY: If one or more of the provisions of this Agreement shall be held invalid, illegal, or unenforceable, and provided that such provision is not essential to the transaction provided for by this Agreement, shall not affect any other provision hereof, and the Agreement shall be construed as if such provision had never been contained herein.

13. ARBITRATION: Any controversy or claim arising out of or relating to the Agent Agreement, or the breach thereof, shall be setteled by arbitration in accordance with the commercial arbitration rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

14. MISCELLANEOUS:

     (A) EFFECTIVE DATE OF REPRESENTATIONS: Shall be no later than the date Great Deals is prepared to commence its promotional activities pursuant to the contract.

     (B) GOVERNING LAW: This Agreement shall be governed by and interpreted under the laws of the State of New Jersey where ECC has been conducting its business and this Agreement has been accepted by Great Deals.

     (C) CURRENCY: In all instances, references to dollars shall be deemed to be United States Dollars.

     (D) MULTIPLE COUNTERPARTS: This Agreement may be executed in multiple counterparts, each of which shall be deemed an original.


CONFIRMED AND AGREED ON THE 4TH DAY OF SEPTEMBER, 1996

ELECTRONICS COMMUNICATIONS CORP.


By:/s/ Les Winder
   --------------------------------------
   Les Winder, Executive Vice President


CONFIRMED AND AGREED ON THE 4TH DAY OF SEPTEMBER, 1996


GREAT DEALS, INC.


By:/s/John Lamendola
- --------------------------------------
   John Lamendola